Exhibit 99.1

    Monolithic System Technology, Inc. Announces First Quarter 2005 Results; Booked Second Largest Total Value of New Contracts in the Company's History

     SUNNYVALE, Calif.--(BUSINESS WIRE)--May 9, 2005--Monolithic System Technology, Inc. (MoSys), (Nasdaq:MOSY) today reported financial results for its first quarter ended March 31, 2005.

     Highlights

     -- Renewed development and licensing relationship with NEC Electronics to include 1T-SRAM(R) technology in high volume semiconductor devices for second generation game consoles on NEC's 90nm process

     -- Extended licensing relationship with Fujitsu Limited to incorporate 1T-SRAM-Q(R) technology into high volume devices for portable consumer applications manufactured on 90nm process

     --   Recorded royalty revenue from four new licensees

     -- Achieved volume production in Hudson Soft Co., Ltd.'s video game controller manufactured on UMC's 130nm process

     Financial Results

     Total net revenue for the first quarter of 2005 was $2.7 million, compared to the $1.2 million reported in the previous quarter and $4.5 million in first quarter of 2004. Total net revenue consisted of $1.2 million from licensing, $1.5 million in royalties and approximately $4,000 in product revenue. Licensing revenue for the quarter increased significantly from the $118,000 reported in the fourth quarter of 2004, but decreased from the $3.0 million that was reported in the same period a year ago. First quarter royalty revenues were favorably impacted by the inclusion of royalties from four new licensees, increasing from $1.1 million reported in the fourth quarter of 2004 and from $1.4 million in the same period last year. The minimal product revenue reflects the Company's strategic move away from discrete product sales.
     The gross margin percentage in the first quarter of 2005 was 83%, compared to 55% in the fourth quarter of 2004 and 88% in the first quarter of 2004. Net loss for the quarter was $1.4 million, or ($0.04) per share, compared to a net loss of $521,000, or ($0.02) per share, in the same period last year and a net loss of $2.4 million, or ($0.08) per share, in the previous quarter.
     "We are very pleased with the progress made during the first quarter of 2005," commented Mark Voll, Interim Chief Executive Officer and Chief Financial Officer of MoSys. "We recorded the second largest total value of new contracts in the Company's history, which included the extension of our partnership with NEC for the next-generation Nintendo game console - code-named Revolution, and extending our technology license with Fujitsu for ASIC/SOC designs for high-volume portable consumer applications. Both NEC and Fujitsu will be incorporating MoSys' technology into devices utilizing their advanced 90nm process generations."
     Mr. Voll commented further, "We are committed to more effectively implementing our strategic initiatives aimed at increasing the use of 1T-SRAM technologies with both existing and new customers. Our target markets continue to expand due to the increasing requirements for cost-effective, high-density, embedded memory content in SOCs, and we are actively addressing a number of exciting new opportunities."

     Business Outlook

     MoSys' Interim Chief Executive Officer and Chief Financial Officer, Mark Voll will update the business outlook and give guidance for the second quarter of 2005 during their earnings conference call at 2:15 P.M. (PT) on Monday, May 9, 2005.

     Financial Results Web cast

     MoSys' Interim Chief Executive Officer and Chief Financial Officer, Mark Voll will host a conference call to further discuss the financial results and business outlook at 2:15 P.M. (PT) on Monday, May 9, 2005.

     First Quarter 2005 Financial Results Web Cast/Conference Call

     The MoSys live audio web cast and conference call to discuss the first quarter financial results begins at 2:15 P.M. (PT) on Monday, May 9, 2005. Investors and other interested parties may listen to the live audio Web cast by visiting the investor relation's section of the MoSys Web site at http://www.mosys.com. A replay of the conference call will be available for 48 hours beginning at 5 P.M. (PT). The replay number is 1-888-286-8010 with a pass code of 71688568. A web cast replay will also be available on the company's website.

     ABOUT MOSYS

     Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional four or six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys' licensees have shipped more than 80 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 1020 Stewart Drive, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

     FORWARD LOOKING STATEMENTS

     This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.
     Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies, the timing and nature of customer requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

     1T-SRAM(R) is a MoSys trademark registered in the U.S. Patent and Trademark Office. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


                 MONOLITHIC  SYSTEM TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)


                                               Three Months Ended
                                                    March 31,
                                                 2005        2004
                                             ----------- -----------
                                             (unaudited) (unaudited)
Net Revenue:
     Product                                         $4        $162
     Licensing                                    1,213       2,988
     Royalty                                      1,466       1,353
                                             ----------- -----------
            Total                                 2,683       4,503
                                             ----------- -----------

Cost of Net Revenue:
     Product                                          -         150
     Licensing                                      466         375
                                             ----------- -----------
            Total                                   466         525
                                             ----------- -----------
Gross Profit                                      2,217       3,978
                                             ----------- -----------

Operating Expenses:
     Research and  development                    1,603       2,226
     Selling, general and administrative          2,476       2,764
                                             ----------- -----------
            Total operating expenses              4,079       4,990
                                             ----------- -----------

     Loss from operations                        (1,862)     (1,012)
     Interest and other income                      513         361
                                             ----------- -----------

     Loss before income taxes                    (1,349)       (651)
     Benefit (provision) for income taxes           (20)        130
                                             ----------- -----------

Net loss                                        $(1,369)      $(521)
                                             =========== ===========

Net loss per share:
     Basic                                       ($0.04)     ($0.02)
                                             =========== ===========
     Diluted                                     ($0.04)     ($0.02)
                                             =========== ===========

Shares used in computing net loss per share:
     Basic                                       30,442      30,845
     Diluted                                     30,442      30,845


                  MONOLITHIC SYSTEM TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                              March 31,  December 31,
                                                2005        2004
                                             ----------- ------------
                                             (unaudited)
Assets
Current Assets:
    Cash, cash equivalents and short-term
     investments                                $58,342      $62,349
    Accounts receivable - net                     2,410        1,996
    Unbilled contract receivable                      6           57
    Prepaid expenses and other assets             3,147        2,939
                                             ----------- ------------
            Total Current Assets                 63,905       67,341

    Long-term investments                        27,546       24,562
    Property and equipment - net                    598          685
    Goodwill                                     12,326       12,326
    Other Assets                                    542          539
                                             ----------- ------------
            Total Assets                       $104,917     $105,453
                                             =========== ============


Liabilities and Stockholders' Equity
Current Liabilities:
    Accounts payable                               $180         $120
    Accrued expenses and other liabilities        2,484        3,314
    Deferred revenue                              2,900        1,372
                                             ----------- ------------
    Total Current Liabilities                     5,564        4,806

     Long term portion of restructuring
      liability                                     219          239

    Common stock and additional paid in
     capital                                     98,355       98,260
    Retained earnings                               779        2,148
                                             ----------- ------------
Total Stockholders' Equity                       99,134      100,408
                                             ----------- ------------

    Total Liabilities and Stockholders'
     Equity                                    $104,917     $105,453
                                             =========== ============


     CONTACT: MoSys, Sunnyvale
              Mark Voll, 408-731-1846
              markv@mosys.com
              or
              Shelton IR
              Beverly Twing, 972-239-5119 x126
              btwing@sheltongroup.com